Exhibit 10.35
Joseph J. Kadow

OUTBACK STEAKHOUSE, INC.
Amendment to and Assignment of Officer Employment Agreement

THIS AMENDMENT TO AND ASSIGNMENT OF OFFICER EMPLOYMENT AGREEMENT (“Amendment”) is entered into by and among OS MANAGMENT, INC., a Florida corporation (the “Employer”), OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation (“OSF”), and OUTBACK STEAKHOUSE, INC., a Delaware corporation (the “Company”),and JOSEPH J. KADOW (the “Employee”) executed this 27th day of April, 2005, to be effective for all purposes as of April 27, 2005.

WHEREAS, Employer employed Employee and leased Employee to OSF as Senior Vice President of OSF pursuant to that certain Officer Employment Agreement April 1, 2002 (the “Employment Agreement”); and

WHEREAS, the Company is the parent company of OSF; and

WHEREAS, the parties hereto desire to enter into this Amendment in order to assign OSF’s rights under the Employment Agreement to the Company and to modify the Employment Agreement to reflect that the Company has promoted the Employee to Executive Vice President and Chief Officer- Legal and Corporate Affairs of the Company.

NOW, THEREFORE, intending to be legally bound, for good consideration, receipt of which is acknowledged, the parties hereby agree as follows:
1.  Recitals. The parties acknowledge and agree that the above recitals are true and correct and incorporated herein by reference.
2.  Assignment. The parties acknowledge and agree that all rights and obligations of OSF under the Employment Agreement have been assigned to and accepted by the Company.
3.  Change of Employee’s Title. The parties acknowledge and agree that all references in the Employment Agreement to the Employee being employed as Senior Vice President of OSF are hereby amended to state that the Employee is employed as Executive Vice President and Chief Officer- Legal and Corporate Affairs of the Company.
4.  Assignment/ Ratification. The parties acknowledge and agree that all rights and obligations of OSF under the Employment Agreement have been assigned to and accepted by the Company. All other terms of the Employment Agreement as amended hereby are hereby ratified and confirmed by each party.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as set forth above.

“EMPLOYER”
Attest:	OS MANAGEMENT, INC., a Florida corporation

By: /s/ Joseph J. Kadow______________         By: /s/ Robert S. Merritt____________________
Joseph J. Kadow, Secretary             Robert S. Merritt, Senior Vice President

“COMPANY”
Attest:	OUTBACK STEAKHOUSE, INC., a Delaware corporation

By: /s/ Joseph J. Kadow______________	By: /s/ A. William Allen, III_________________
Joseph J. Kadow, Secretary	A. William Allen, III, Chief Executive Officer

“OSF”
Attest:	OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation

By: /s/ Joseph J. Kadow______________	By: /s/ Robert S. Merritt____________________
Joseph J. Kadow, Secretary	Robert S. Merritt, Senior Vice President

WITNESSES:                     “EMPLOYEE”
/s/ Kelly B. Lefferts___________________
/s/ Joseph J. Kadow_______________________
__________________________________    JOSEPH J. KADOW